                                   LEASE AGREEMENT

                                       BETWEEN

                           OTR, AN OHIO GENERAL PARTNERSHIP

                                on behalf of Landlord

                                         AND

                                NOVELLUS SYSTEMS, INC.

                                 on behalf of Tenant

                                  DATED MAY 26, 1996

                                  TABLE OF CONTENTS

1.   PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

2.   TERM   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

3.   RENTAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     (a)    BASE RENTAL . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     (b)    ADDITIONAL RENTAL . . . . . . . . . . . . . . . . . . . . . . . 2
            (i)      OPERATING EXPENSES. . . . . . . . . . . . . . . . . .  2
            (ii)     REAL ESTATE TAXES . . . . . . . . . . . . . . . . . .  2
     (c)    PAYMENT OF PROPORTIONATE SHARE . . . . . . . . . . . . . . . .  3
     (d)    DISPUTE OF OPERATING EXPENSES. . . . . . . . . . . . . . . . .  3
     (e)    ADJUSTMENTS TO OPERATING EXPENSES. . . . . . . . . . . . . . .  4
     (f)    NO DECREASE IN BASE RENTAL . . . . . . . . . . . . . . . . . .  4
     (g)    OTHER CHARGES. . . . . . . . . . . . . . . . . . . . . . . . .  4
     (h)    PLACE OF PAYMENT . . . . . . . . . . . . . . . . . . . . . . .  4

4.   CONSTRUCTION    . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
     (a)    IMPROVEMENTS TO BE CONSTRUCTED . . . . . . . . . . . . . . . .  4
     (b)    WORK PRIOR TO COMMENCEMENT DATE. . . . . . . . . . . . . . . .  4
     (c)    AVAILABILITY OF PREMISES PRIOR TO COMMENCEMENT DATE. . . . . .  5
     (d)    SUBSTANTIAL COMPLETION . . . . . . . . . . . . . . . . . . . .  5
     (e)    CONDITION OF PREMISES. . . . . . . . . . . . . . . . . . . . .  5
     (f)    OVERLOAD . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

5.   USE OF PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
     (a)    USE      . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
     (b)    ADVERTISEMENT. . . . . . . . . . . . . . . . . . . . . . . . .  5
     (c)    SOLICITATION . . . . . . . . . . . . . . . . . . . . . . . . .  5
     (d)    CARE     . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
     (e)    NOISE; ODORS . . . . . . . . . . . . . . . . . . . . . . . . .  6

6.   ALTERATIONS     . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
     (a)    PROHIBITION. . . . . . . . . . . . . . . . . . . . . . . . . .  6
     (b)    INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . .  6
     (c)    COMPLIANCE AND SUPERVISION OF ALTERATIONS. . . . . . . . . . .  6
     (d)    LANDLORD'S PROPERTY. . . . . . . . . . . . . . . . . . . . . .  7
     (e)    WIRING   . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

7.   MECHANICS' LIENS. . . . . . . . . . . . . . . . . . . . . . . . . . .  7

8.   MAINTENANCE AND REPAIR. . . . . . . . . . . . . . . . . . . . . . . .  7
     (a)    TENANT'S MAINTENANCE . . . . . . . . . . . . . . . . . . . . .  7
     (b)    LANDLORD'S MAINTENANCE . . . . . . . . . . . . . . . . . . . .  8
     (c)    INSPECTION . . . . . . . . . . . . . . . . . . . . . . . . . .  8

9.   COMMON AREAS    . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
     (a)    GRANT    . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
     (b)    PARKING  . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
     (c)    RIGHT TO CHANGE COMMON AREAS . . . . . . . . . . . . . . . . .  8

(10) BUILDING SERVICES . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     (a)    ELECTRIC . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     (b)    WATER    . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     (c)    AIR-CONDITIONING AND HEAT. . . . . . . . . . . . . . . . . . .  9
     (d)    JANITOR SERVICE. . . . . . . . . . . . . . . . . . . . . . . .  9
     (e)    ELEVATOR SERVICE . . . . . . . . . . . . . . . . . . . . . . . 10
     (f)    INTERRUPTION OF SERVICES . . . . . . . . . . . . . . . . . . . 10
     (g)    ENERGY CURTAILMENT . . . . . . . . . . . . . . . . . . . . . . 10
     (h)    NORMAL BUSINESS HOURS. . . . . . . . . . . . . . . . . . . . . 10
     (I)    HOLIDAYS . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

11.  ESTOPPEL CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . 10

12.  INDEMNIFICATION; WAIVER OF CLAIMS . . . . . . . . . . . . . . . . . . 10

13.  INSURANCE       . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     (a)    TENANT'S INSURANCE . . . . . . . . . . . . . . . . . . . . . . 11
     (b)    LANDLORD AS ADDITIONAL INSURED . . . . . . . . . . . . . . . . 12
     (c)    LANDLORD'S INSURANCE . . . . . . . . . . . . . . . . . . . . . 12
     (d)    INCREASE IN PREMIUMS . . . . . . . . . . . . . . . . . . . . . 12

14.  WAIVER OF SUBROGATION . . . . . . . . . . . . . . . . . . . . . . . . 12

15.  HOLDING OVER    . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

16.  ASSIGNMENT AND SUBLEASE . . . . . . . . . . . . . . . . . . . . . . . 13
     (a)    PROHIBITION. . . . . . . . . . . . . . . . . . . . . . . . . . 13
     (b)    OPTION TO CANCEL . . . . . . . . . . . . . . . . . . . . . . . 13
     (c)    RIGHT TO COLLECT RENTS DIRECTLY. . . . . . . . . . . . . . . . 13
     (d)    EXCESS RENT. . . . . . . . . . . . . . . . . . . . . . . . . . 13

17   QUIET ENJOYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

18.  COMPLIANCE WITH LAWS AND WITH RULES AND REGULATIONS . . . . . . . . . 13
     (a)    LAWS     . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     (b)    RULES AND REGULATIONS. . . . . . . . . . . . . . . . . . . . . 14

19.  FIRE AND CASUALTY . . . . . . . . . . . . . . . . . . . . . . . . . . 14

20.  EMINENT DOMAIN  . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

21.  DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15

22.  WAIVER OF DEFAULT OR REMEDY. . . . . . . . . . . . . . . . . . . . . .17

23.  LANDLORD'S LIEN. . . . . . . . . . . . . . . . . . . . . . . . . . . .17

24.  UNIFORM COMMERCIAL CODE. . . . . . . . . . . . . . . . . . . . . . . .17

25.  FORCE MAJEURE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .17

26.  SUBORDINATION OF LEASE . . . . . . . . . . . . . . . . . . . . . . . .17

27.  NOTICES AND CONSENTS . . . . . . . . . . . . . . . . . . . . . . . . .18

28.  SECURITY DEPOSIT . . . . . . . . . . . . . . . . . . . . . . . . . . .18

29.  MISCELLANEOUS TAXES. . . . . . . . . . . . . . . . . . . . . . . . . .18

30.  SUBSTITUTE PREMISES. . . . . . . . . . . . . . . . . . . . . . . . . .19

31.  BROKERAGE COMMISSION . . . . . . . . . . . . . . . . . . . . . . . . .20

32.  HAZARDOUS DEVICES AND CONTAMINANTS . . . . . . . . . . . . . . . . . .20
     (a)    PROHIBITION . . . . . . . . . . . . . . . . . . . . . . . . . .20
     (b)    INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . .20
     (c)    DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . .21

33.  EXCULPATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21

34.  SIGNS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

35.  LOCKS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21

36.  EMPLOYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21

37.  PLUMBING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21

38.  CERTAIN RIGHTS RESERVED TO LANDLORD. . . . . . . . . . . . . . . . . .21

39.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .22

40.  RELATIONSHIP OF PARTIES. . . . . . . . . . . . . . . . . . . . . . . .22

41.  GENDER AND NUMBER. . . . . . . . . . . . . . . . . . . . . . . . . . .22

42.  TOPIC HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . .23

43.  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23

44.  ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . .23

45.  RECORDING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23

46.  GOVERNING LAW; INVALIDITY OF ANY PROVISIONS. . . . . . . . . . . . . .23

                                   LEASE AGREEMENT

     THIS LEASE AGREEMENT ("Lease"), dated APRIL 25, 1995, is between OTR, an Ohio general partnership ("Landlord") acting as the duly authorized nominee of the BOARD OF THE STATE TEACHERS RETIREMENT SYSTEM OF OHIO ("STRBO"), and Novellus Systems, Inc., ("Tenant").

     1. PREMISES. In consideration of the rents, terms, provisions and covenants of this Lease, Landlord hereby leases unto Tenant and Tenant hereby rents and accepts from Landlord those certain premises containing approximately 6,916 net rentable square feet, consisting of 5,861 net usable square feet, located on the NINTH (9TH) FLOOR (the "Premises"). The Premises are outlined on the floor plan attached hereto as Exhibit A and incorporated herein by reference. The Premises are contained in that certain building located at 1701 Directors Boulevard, Austin, Texas 78744 (the "Building"), which Building contains 153,474 net rentable square feet of space. The land on which the Building is situated, together with all improvements located thereon (collectively, the "Property"), is more particularly described on Exhibit B, attached hereto and incorporated herein by reference.

     2.     TERM.

            (a)     54 Months as listed below.  Subject to Paragraph 3 of
     Exhibit G.

            (b) For purposes of this Lease, the following terms shall have the following meanings:

                    (i) "Commencement Date" shall mean the date upon which the Premises are substantially completed (as hereinafter defined). Promptly upon determination of the Commencement Date, Landlord and Tenant shall execute a memorandum, setting forth the Commencement Date and the expiration date of this Lease, in form and substance substantially similar to that attached hereto as Exhibit C and incorporated by reference.

                    (ii) "Lease Year" shall mean each twelve (12) month period commencing on the first day of the first full month after the Commencement Date and each anniversary thereafter during the Term (as hereinafter defined) of this Lease; provided, however, that if the Commencement Date is the first day of the month, the first Lease Year shall commence on the Commencement Date. The first Lease Year shall commence on the Commencement Date and end on the last day of the last month of the first Lease Year regardless of whether the first Lease Year is longer than twelve (12) months.

                    (iii) "Term" shall mean the initial term of this Lease and any renewals or extensions thereof.

     3.     RENTAL.
            (a) BASE RENTAL. Tenant shall pay to Landlord, as base rental (the "Base Rental") during the Term of this Lease the following amounts:




                       Cost Per Square Foot,          Net Rentable                Monthly              Annual
         Dates            NRA Per Annum                  Area                   Base Rental         Base Rental
         -----         ---------------------          ------------              -----------         -----------
06/01/95-11/30/95        $13.25 Per Sq. Ft.            6,916                    $7,636.42           $91,637.00
12/01/95-03/31/96        $14.25 Per Sq. Ft.            6,916                    $8,212.75           $98,553.00
04/01/96-11/30/96        $14.25 Per Sq. Ft.            7,978                    $9,473.88           $113,686.50*
12/01/96-11/30/97        $14.85 Per Sq. Ft.            7,978                    $9,872.78           $118,473.30
12/01/97-11/30/98        $15.20 Per Sq. Ft.            7,978                    $10,105.47          $121,265.60
12/01/98-11/30/99        $15.55 Per Sq. Ft.            7,978                    $10,338.16          $124,057.90



*On 04/01/96 Tenant shall begin paying on the 1,062 net rentable square feet, 900 net usable square feet Expansion Space as indicated on Exhibit A.

     Each such monthly installments shall be due and payable in advance, on or before the first day of each and every month during the Term, without notice, demand or set-off; provided, however, that the first month's rent shall be due and payable upon execution of this Lease.

          (b) ADDITIONAL RENTAL. If Operating Expenses in any calendar year exceed the sum of SIX DOLLARS & 25/100 ($6.25) per square foot NRA ("Base Operating Expense Amount") (such excess amount being hereinafter referred to as the "Operating Expense Pass-through Amount"), Tenant shall pay to Landlord, as Additional Rental (hereinafter defined), Tenant's Proportionate Share (as hereinafter defined) of the Operating Expense Pass-through Amount as set forth below. If this Lease commences or terminates on a date other than January 1, the annual Operating Expenses and the Base Operating Expense Amount shall be prorated by multiplying one-twelfth (1/12) of the annual Operating Expenses and one-twelfth (1/12) of the Base Operating Expense Amount each by the number of full or partial months between the Commencement Date and December 31 of the year of commencement or between January 1 of the year of termination and the termination date, as the case may be. As used in this Lease, "Proportionate Share" shall mean a percentage factor, determined by dividing the net rentable square footage contained in the Premises by the net rentable square footage contained in the Building, or (5.2%) percent; provided, however, that if THE BUILDING IS NOT FULLY OCCUPIED, TENANT'S PROPORTIONATE SHARE OF THE OPERATING EXPENSE PASS-THROUGH AMOUNT FOR ANY OPERATING EXPENSES THAT VARY WITH THE OCCUPANCY OF THE BUILDING which for purposes of this paragraph shall be cleaning expenses, management fees, maintenance costs and utilities, shall mean a percentage factor determined by dividing the net rentable square footage contained in the Premises by the average net rentable square footage occupied by tenants in the Building during a calendar year.

               (i) OPERATING EXPENSES. "Operating Expenses" shall include those expenses paid by or on behalf of Landlord in respect of the management, operation, service and maintenance of the Property, including the Premises in accordance with generally accepted principles of office building management as applied to the operation and maintenance of office buildings similar to the type and nature of the Property and in the general market area as the Property.
          Operating Expenses shall include, but not be limited to, (A) Real Estate Taxes (as hereinafter defined); (B) premium costs for liability, boiler, extended coverage, casualty and other insurance covering the Property to be maintained by Landlord and required by the terms of this Lease; (C) electricity, gas, water and other utility charges for the Property; (D) repair and maintenance of HVAC systems, elevators, irrigation systems and other mechanical systems; (E) repair and maintenance of the Common Areas (as hereinafter defined) and the Building structure and roof; (F) trash removal and snow removal;
          (G) janitorial service; (H) wages, salaries and fees of operating, auditing, accounting, maintenance and management personnel in connection with the Property; (I) all payroll charges for such personnel, such as unemployment and social security taxes, workers' compensation, health, accident and group insurance, and other so-called fringe benefits; (J) rental charges for office space chargeable to the operation and management of the Property; (K) license permits and inspection fees; (L) supplies and materials used in the operation and management of the Property; (M) furnishings and equipment not treated by Landlord as capital expenditures of the Property; (N) depreciation and the cost of any labor saving devices that may, from time to time, be placed in operation as a part of Landlord's maintenance program; (O) personal property taxes on property used in the operation, maintenance, service and management of the Property;
          (P) the cost, as reasonably amortized by Landlord, with interest at the rate of ten percent (10%) per annum of the unamortized amount, of any capital improvement made after completion of initial construction of the Building which reduces Operating Expenses, but in an amount not to exceed such reduction for the relevant year; (Q) management fees relating to the Property; (R) the cost of any installation or improvement required by reason of any law, ordinance or regulation, which requirement did not exist on the date of the Lease and is generally applicable to similar office buildings; and (S) all other expenses necessary for the operation and management of the Property, but excluding capital improvements except to the extent specifically described in this paragraph.

               (ii) REAL ESTATE TAXES. "Real Estate Taxes" shall include all taxes, including state equalization factor, if any, and assessments, special or otherwise, exclusive of penalties or discounts levied upon or with respect to the Property, including the Premises, imposed by any federal, state or local governmental agency, and including any use, occupancy, excise, sales or other like taxes (other than general income taxes on rent or other income from the Building computed in the case of a graduated tax, as if Landlord's rent and other income from the Building was Landlord's sole taxable income).

               Real Estate Taxes also shall include the expense of contesting the amount or validity of any such taxes, charges or assessments, such expense to be applicable to the period of the item contested. Real Estate Taxes shall not, however, include income, franchise, capital stock, estate or inheritance taxes unless Landlord reasonably determines that such taxes are in lieu of real estate taxes, assessments, rental, occupancy and other like excise taxes. For purposes of this Lease, Real Estate Taxes for any calendar year shall be those taxes the last timely payment date for which occurs within such calendar year. In case of special taxes or assessments payable in installments, only the amount of the installment(s) the last timely payment date for which occurs on or after the first day and on or before the last day of such year shall be included in Real Estate Taxes for that year.

               Landlord shall retain the sole right to participate in any proceedings to establish or contest the amount of Real Estate Taxes. If a complaint against valuation, protest of tax rates or other action increases or decreases the Real Estate Taxes for any calendar year, resulting in an increase or decrease in rent hereunder, the Real Estate Taxes for the affected calendar year shall be recalculated accordingly and the resulting increased rent plus the expenses incurred in connection with such contest, or decreased rent, less the expenses incurred in connection with such contest, shall be paid simultaneously with or applied as a credit against, as the case may be, the rent next becoming due.

          (c) PAYMENT OF PROPORTIONATE SHARE. To provide for current payments of Operating Expenses, Tenant shall pay Tenant's Proportionate Share of the Operating Expense Pass-through Amount, as estimated by Landlord from time to time, in twelve (12) monthly installments, commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount of its estimated Proportionate Share. Landlord and Tenant intend to estimate the amount of Operating Expenses for each year and then to reconcile such estimated expenses in the following year based on actual Operating Expenses for such year paid by Landlord. If Tenant's Proportionate Share of the actual Operating Expense Pass-through Amount shall be greater than or less than the aggregate of all installments so paid on account to Landlord for such twelve (12) month period, then within thirty (30) days of Tenant's receipt of Landlord's statement of reconciled Operating Expenses, Tenant shall pay to Landlord the amount of such underpayment, or Landlord shall credit Tenant for the amount of such overpayment against the next maturing installment(s) of rent, as the case may be. The obligation of Tenant with respect to the payment of Tenant's Proportionate Share of the Operating Expense Pass-through Amount shall survive the termination of this Lease. Any payment, refund, or credit made pursuant to this subparagraph 3(c) shall be made without prejudice to any right of Tenant to dispute the statement as hereinafter provided, or of Landlord to correct any item(s) as billed pursuant to the provisions hereof. Landlord's failure to give such statement shall not constitute a waiver by Landlord of its right to recover rent that is due and payable pursuant to this subparagraph 3(c).

          (d) DISPUTE OF OPERATING EXPENSES. If Tenant questions in writing any such notice of reconciled Operating Expenses (or revised notice thereof), and if the question is not amicably settled between Landlord and Tenant within thirty (30) days after said notice of reconciled Operating Expenses (or revised adjusted) has been given, Landlord shall, during the sixty (60) days next following the expiration of such thirty (30) day period, employ an independent certified public accountant to audit Operating Expenses. The determination of such account shall be final, conclusive and binding upon Landlord and Tenant. Tenant understands that the actual itemization of, and the amount of individual items constituting, Operating Expenses is confidential; and while Landlord shall keep and make available to such accountant all records in reasonable detail, and shall permit such accountant to examine and audit such of Landlord's records as may reasonably be required to verify such reconciled Operating Expenses, at reasonable times during business hours, Landlord shall not be required to (and the accountant shall not be permitted to) disclose to any person, firm or corporation, including to Tenant, any such details (it being the intent of the parties that such accountant shall merely certify to Landlord and to Tenant the correct amount of adjusted additional Operating Expenses for the calendar year). Any change in the reconciled Operating Expenses required by such accountant's determination shall be made within thirty (30) days after such determination has been rendered. The expenses involved in such determination shall be borne by Tenant and deemed to be Additional Rental under this

     Lease, unless the results of such audit determine that the difference between the Operating Expenses as determined by the audit and the Operating Expenses as determined by Landlord is greater than five percent (5%) of the Operating Expenses as determined by Landlord, in which case such expenses shall be borne by the Landlord. If Tenant does not, in writing, question the reconciled Operating Expenses within thirty (30) days after such notice has been given, Tenant shall be deemed to have approved and accepted such reconciled Operating Expenses.

          (e) ADJUSTMENTS TO OPERATING EXPENSES. If a clerical error occurs or Landlord or Landlord's accountants discover new facts, which error or discovery causes Operating Expenses for any period to increase or decrease, upon notice by Landlord to Tenant of the adjusted additional Operating Expenses for such calendar year, the adjusted additional Operating Expenses shall apply and any deficiency or overpayment of Tenant's Proportionate Share of the Operating Expense Pass-through Amount, as the case may be, shall be paid by Tenant or taken as a credit by Tenant according to the provisions set forth above. This provision shall survive the termination of the Lease.

          (f) NO DECREASE IN BASE RENTAL. If the actual Operating Expenses is less than the Base Operating Expense Amount, the annual Base Rental as set forth in subparagraph 3(a) hereof shall not be reduced.

          (g) OTHER CHARGES. All costs, expenses and other sums that Tenant assumes or agrees to pay to Landlord pursuant to this Lease ("Other Charges") shall be deemed rental and, in the event of nonpayment thereof, Landlord shall have all the rights and remedies herein provided for in case of nonpayment of Base Rental. If a monthly installment of rent is not received on or before the fifth (5th) day of the month in which it is due, other remedies for nonpayment of rent notwithstanding, Tenant shall pay to Landlord, a late charge of five percent (5%) of such installment as rent for the purpose of defraying Landlord's administration expenses incident to the handling of such overdue payment, and such past due rent shall bear interest at a rate of interest equal to the prime rate as announced from time to time by Bank One, Columbus, N.A., plus three percent (3%) per annum (the "Default Rate"), for each day from the first day of the month through the date such monthly installment of rent is received by Landlord. For purposes of this Lease, "rent" shall mean Base Rental, Additional Rental, and Other Charges.

          (h) PLACE OF PAYMENT. Tenant shall pay all rent and other charges due under this Lease without demand, deduction or set off to Landlord at C/O TRAMMELL CROW COMPANY, 1701 DIRECTORS BOULEVARD, SUITE 350, AUSTIN, TEXAS 78744 or at such other place as Landlord may designate from time to time hereafter by written notice to Tenant.

     4.   CONSTRUCTION.

          (a) IMPROVEMENTS TO BE CONSTRUCTED. Landlord, at its own cost and expense, shall perform the work and make the installations in the Premises that are designated as Landlord's Work in Exhibit D, attached hereto and incorporated herein by reference. Landlord, at Tenant's cost and expense, shall perform the work and make the installations in the Premises that are designated as Tenant's Work in Exhibit D. Except as expressly set forth in Exhibit D, Landlord has made no promise to alter, remodel or improve the Premises, the Building or the Property.

          (b) WORK PRIOR TO COMMENCEMENT DATE. All work, including Tenant's Work, in the Premises shall be substantially completed prior to June 1, 1995 (the "Estimated Completion Date") and the Premises shall be in good and tenantable condition in all respects for occupancy by Tenant for its purposes and uses so long as Tenant shall have approved the plans and specifications for construction and remodeling of the Premises on or before April 15, 1995. Tenant may make changes in said plans and specifications on or before April 15, 1995; provided, however, that in such event Landlord shall be given a reasonable extension of time to complete Landlord's Work after the Estimated Completion Date. Any extension of time and modifications to plans and specifications shall be in writing, dated and signed by both parties. (If Tenant does not timely submit to Landlord approved plans and specifications, the Commencement Date shall be the Estimated Completion Date and the rental shall commence from that date notwithstanding the fact that the Premises are not substantially completed.) The Estimated Completion Date shall be postponed in the event of (I) the unavailability of materials and equipment that have been specified and requested by Tenant or (ii) delays caused by acts of God, strikes and other events beyond the reasonable control of Landlord, and neither circumstance shall give rise to liability of Landlord.

          (c) AVAILABILITY OF PREMISES PRIOR TO COMMENCEMENT DATE. If Landlord, at Tenant's request, makes the Premises available to Tenant before the Commencement Date to decorate, furnish, and equip the Premises, Tenant shall not interfere with the completion of Landlord's Work.
     Tenant's use of the Premises for such work shall not create a landlord-tenant relationship between the parties, or constitute occupancy of the Premises within the meaning of the next sentence, but the provisions of Paragraphs 12 and 13 of this Lease shall apply.

          (d) SUBSTANTIAL COMPLETION. As used herein, the work in the Premises shall be "substantially completed" when the work has been completed in accordance with the plans and specifications subject to the completion of punch list items and a certificate of occupancy has been issued.

          (e) CONDITION OF PREMISES. Except as otherwise agreed to in writing, Tenant's taking possession of the Premises shall be conclusive evidence against Tenant that the Premises were in good order and satisfactory condition when Tenant took possession. Landlord has made no representation respecting the condition of the Premises, the Building or the Property, except for latent defects except as is expressly set forth in Exhibit D.
     At the termination of this Lease, by lapse of time or otherwise, Tenant shall remove all Tenant's property, including but not limited to, trade fixtures, from the Premises, and shall return the Premises broom-clean and in as good a condition as when the Tenant took possession or as same may thereafter have been put by Landlord, except for ordinary wear, loss by fire or other casualty, and repairs that Landlord is required to make under this Lease. If Tenant fails to remove any or all of its property upon termination of this Lease, such property shall be deemed to be abandoned and shall become the property of Landlord.

          (f) OVERLOAD. To coordinate orderly move-ins and move-outs, no furniture, freight or equipment of any kind exceeding three hundred (300) pounds shall be brought into the Building without prior notice to Landlord and Landlord shall designate the time and manner of moving of the same. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at Tenant's expense.

     5.   USE OF THE PREMISES.

          (a) USE. Tenant shall use the Premises for the conduct of GENERAL OFFICE USE and for no other purpose whatsoever. Tenant shall not, without the prior written consent of Landlord, exhibit, sell or offer for sale on the Premises or in the Building any article or thing, except those articles and things essentially connected with Tenant's stated use of the Premises.

          (b) ADVERTISEMENT. Tenant shall not advertise the business, profession or activities of Tenant conducted in the Building in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business of Tenant, and shall never use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence without Landlord's prior written consent.

          (c) SOLICITATION. Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate with Landlord to prevent same.

          (d) CARE. Tenant shall use and occupy the Premises so that no other occupant of any adjoining premises will be unreasonably disturbed and shall create no nuisance in, upon or about the Premises. Subject to the provisions of Paragraph 8(b), Tenant shall take good care of the Premises, the fixtures and appurtenances thereto, and all alterations, additions and improvements thereto. Tenant will not make or permit to be made any use of the Premises or any part thereof, and will not bring into or keep anything in the Premises or any part thereof that (i) violates any of the covenants, agreements, terms, provisions and conditions of this Lease; (ii) directly or indirectly is forbidden by public law, ordinance or regulation of any government or public authority (including zoning ordinances); (iii) is dangerous to life, limb or property; (iv) increases the risk to Landlord or any other tenant or invalidate or increase the premium cost of any policy of insurance carried on the Building or covering its operation; or (v) in the reasonable judgment of Landlord, in any way impairs or tends to impair the character, reputation or appearance of the Property as a first-class office building, or impairs or interferes with any of the services performed by Landlord for the Property.

          (e) NOISE; ODORS. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises; permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the building by reason of noise, odors and/or vibrations; interfere in any way with other tenants or those having business therein; or bring in or keep any animals or birds in the Premises. Tenant shall not use the Premises for housing accommodations or lodging or sleeping purposes, or do any cooking therein, or use any illumination other than electric light.

     6.   ALTERATIONS.

          (a) PROHIBITION. Tenant shall not make any alterations, additions or improvements (collectively, the "Alterations") in or to the Premises, or in or to the Building without the express prior written consent of Landlord; provided, however, that Landlord shall not be unreasonable in withholding consent to nonstructural Alterations. Before commencing any work in connection with the Alterations, Tenant shall furnish to Landlord for its approval the following: (i) detailed plans and specifications therefor,
     (ii) names and addresses of each of the contractors and subcontractors,
     (iii) copies of all contracts, subcontracts and necessary permits, (iv) a payment and performance bond, or other indemnification, in form and amount satisfactory to Landlord, protecting Landlord against any and all claims, costs, damages, liabilities and expenses that may arise in connection with the Alterations, (v) such documentation as is necessary to comply fully with the mechanics' lien law of the state in which the Premises is located, and (vi) certificates of insurance, in form and amount satisfactory to Landlord, from all contractors and subcontractors who will perform labor or furnish materials, insuring Landlord against any and all liability for personal injury, including workers' compensation claims and for property damage that may arise out of or be in any manner connected with the Alterations.

          (b) INDEMNIFICATION. In addition to the indemnity set forth in Paragraph 12 of this Lease, Tenant hereby specifically agrees to indemnify and hold harmless Landlord from and against any and all liabilities, costs and expenses of every kind and description, including attorneys' fees, that may arise out of or in any manner be connected with any Alterations made by Tenant. Tenant shall pay the cost of all such Alterations and all costs associated with decorating the Premises that may be occasioned thereby. Upon completion of any such Alterations, Tenant shall furnish Landlord with
     (i) receipted bills covering all labor and materials used, together with such documentation as is necessary to comply fully with the mechanics' lien law of the state in which the Premises are located; (ii) a true and correct copy of the certificate of occupancy, if one is issued; and (iii) a certificate of Tenant's architect or engineer stating that such Alterations were made in substantial accordance with the plans and specifications. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises.

          (c) COMPLIANCE AND SUPERVISION OF ALTERATIONS. All Alterations made by Tenant hereunder shall be installed in a good and workmanlike manner, using only materials of the same or higher quality as those installed in the Building. All Alterations shall comply with all requirements of Landlord's insurance carriers and with all laws, rules, ordinances and regulations of any lawful authority. Tenant shall permit Landlord to supervise construction operations in connection with any such Alterations, if Landlord requests the right to do so (but Landlord shall have no obligation to make such requests, or having done so, to supervise construction). Landlord's supervision of construction shall be done solely for the benefit of Landlord and shall not alter Tenant's liability and responsibility under this Paragraph 6.

          (d) LANDLORD'S PROPERTY. All Alterations, whether temporary or permanent, including hardware, non-trade fixtures and wall and floor coverings, whether placed in or upon the Premises by Landlord or Tenant, shall become Landlord's property and shall remain with the Premises at the termination of this Lease, whether by lapse of time or otherwise, without compensation, allowance or credit to Tenant; provided, however, that notwithstanding the foregoing, Landlord may request that any or all of said Alterations in or upon the Premises made by Tenant be removed by Tenant at the termination of this Lease. If Landlord requests such removal or if Tenant removes its trade fixtures, Tenant shall remove the same prior to the end of the Term and shall repair all damage to the Premises, the Building or the Property caused by such removal. Tenant shall not, however, be required to remove pipes and wires concealed in floors, walls or ceilings, provided that Tenant properly cuts and caps the same, and seals them off in a safe, lawful and workmanlike manner, in accordance with Landlord's reasonable requirements and all applicable building codes. If Tenant does not remove any Alterations when requested by Landlord to do so, Landlord may remove the same and repair all damage caused thereby, and Tenant shall pay to Landlord the cost of such removal and repair immediately upon demand therefor by Landlord, plus fifteen percent (15%) of the cost of such removal to reimburse Landlord for its administrative expense. Tenant's obligation to observe or perform this covenant shall survive the expiration or termination of this Lease.

          (e) WIRING. Landlord will direct electricians as to where and how telephone and computer wires are to be introduced. No boring or cutting for wires shall be allowed without Landlord's consent. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to Landlord's approval.

     7.   MECHANICS' LIENS.

          (a) If, because of any act or omission of Tenant, any mechanic's lien or other lien, charge or order for the payment of money shall be filed against any portion of the Premises, Tenant, at its own cost and expense, shall cause the same to be discharged of record or bonded against within ten (10) days of the filing thereof unless Tenant shall contest the validity of such lien by appropriate legal proceedings diligently conducted in good faith and without expense to Landlord; and Tenant shall indemnify and save harmless Landlord against and from all costs, liabilities, suits, penalties, claims and demands, including attorneys' fees, on account thereof.

          (b) If Tenant shall fail to cause such liens to be discharged of record or bonded against within the aforesaid ten (10) day period or shall fail to satisfy such liens within ten (10) days after any judgment in favor of such lien-holders from which no further appeal might be taken, then Landlord shall have the right to cause the same to be discharged. All amounts paid by Landlord to cause such liens to be discharged, plus interest on such amounts at the Default Rate shall constitute Other Charges payable by Tenant to Landlord.

     8.   MAINTENANCE AND REPAIR.

          (a) TENANT'S MAINTENANCE. Tenant, at its sole cost and expense, shall maintain and repair during the Term of this Lease the Premises and every part thereof and any and all appurtenances thereto, including but not limited to, the doors and interior walls of the Premises; special light fixtures; kitchen fixtures; auxiliary heating, ventilation, or air-conditioning equipment; private bathroom fixtures and any other type of special equipment, together with related plumbing or electrical services; and rugs, carpeting, wall coverings, and drapes within the Premises, whether installed by Tenant or by Landlord on behalf of Tenant, and whether or not such items will become Landlord's property upon expiration or termination of this Lease. Notwithstanding the provisions hereof, in the event that repairs required to be made by Tenant become immediately necessary to avoid possible injury or damage to persons or property, Landlord may, but shall not be obligated to, make repairs to such items at Tenant's expense, which shall constitute Other Charges payable by Tenant to Landlord. Within ten (10) days after Landlord renders a bill for the cost of said repairs, Tenant shall reimburse Landlord.

          (b) LANDLORD'S MAINTENANCE. Subject to Paragraph 8(a) above, Landlord shall keep repair and maintain the Building (including the roof and structural members, the Common Areas, mechanical and electrical equipment, the exterior and architectural finish, and all items except those excepted elsewhere in this Lease) of which the Premises are a part, and the lawn, shrubs and other landscaping on the Property, all in good and tenantable condition during the Term of this Lease. Landlord shall, in addition, supply reasonable snow removal for the walkways and parking areas of the Property during Normal Business Hours (as hereinafter defined). Tenant shall notify Landlord immediately when any repair to be made by Landlord is necessary. If any portion of the Building or the Premises is damaged through the fault or negligence of Tenant, its agents, employees, invitees or customers, then Tenant shall promptly and properly repair the same at no cost to Landlord; provided, however, that Landlord may, at its option, make such repairs and Tenant shall, on demand, pay the cost thereof, together with interest at the Default Rate to Landlord as Other Charges. Tenant shall immediately give Landlord written notice of any defect or need for repairs, after which notice Landlord shall have reasonable opportunity to repair same or cure such defect. For the purposes of making any repairs or performing any maintenance, Landlord may block, close or change any entrances, doors, corridors, elevators, or other facilities in the Building or in the Premises, and may close, block or change sidewalks, driveways or parking areas of the Property, so long as Tenant at all times has reasonable access to the Premises for Tenant intended use. Landlord shall not be liable to Tenant, except as expressly provided in this Lease, for any damage or inconvenience and Tenant shall not be entitled to any abatement of rent by reason of any repairs, alterations or additions made by Landlord under this Lease.

          (c) INSPECTION. Tenant shall permit Landlord, its agents, employees and contractors, at any time in the event of an emergency, and otherwise at reasonable times, to take any and all measures, including inspections, repairs, alterations, additions and improvements to the Premises or to the Building, as may be necessary or desirable to safeguard, protect or preserve the Premises, the Building or Landlord's interests; to operate or improve the Building; to comply on behalf of Tenant with all laws, orders and requirements of government or other authority (if Tenant fails to do so); to examine the Premises to verify Tenant's compliance with all of the terms, covenants, obligations and conditions of this Lease; or to exercise any rights with respect to the Premises that Landlord may exercise in the event of default by Tenant.

     9.   COMMON AREAS.

          (a) GRANT. During the Term of this Lease, Landlord grants to Tenant, its employees, customers and invitees, a nonexclusive license to use, in common with all others to whom Landlord has granted or may hereafter grant a license to use, the common areas of the Property, including but not limited to, the sidewalks, lobbies, halls, passages, exits, entrances, elevators, stairways, restrooms, parking areas (except as provided for in subparagraph (b) below), driveways and landscaped areas (collectively, the "Common Areas") subject to reasonable rules and regulations respecting the Common Areas as Landlord may from time to time promulgate. The Common Areas shall not be obstructed by Tenant or used for any purpose other than for ingress to and egress from the Premises. The Common Areas are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities. Neither Tenant nor its employees, customers or invitees shall go upon the roof or mechanical floors or into mechanical areas of the Building.

          (b) PARKING. Parking will be provided in the surface parking area of the Property, and subject to the limitations below, in the underground parking area of the Building, if any. Landlord shall have the right to designate aboveground parking areas for the use of the Building, and Tenant and its employees shall not park in parking areas not so designated, specifically including entrances. Upon written notice from Landlord, Tenant shall furnish to Landlord, within five (5) days after receipt of such notice, the state automobile license numbers assigned to the automobiles of Tenant and its employees. Landlord shall not be liable for any vehicle of Tenant or its employees that the Landlord shall have towed from the Premises when illegally parked. Landlord shall have no liability to Tenant for any damages or claims arising from the use of the parking area or roadways by Tenant, other tenants, or their customers invitees or employees. Tenant shall be allotted TWENTY (20) covered spaces within the garage, beginning October 1, 1995, but prior to this date only eight (8) covered spaces within the garage shall be available, which at Landlords discretion shall be either on the first level of the garage or reserved on the second level. Tenant shall be allowed fan additional TWELVE (12) spaces in the surface lots associated with the building. Landlord is not responsible for the policing or enforcement of the exclusivity of these underground spaces. Tenant, its sole cost and expense, shall be issued key cards, not in excess of the number of spaces allotted to Tenant, which cards will allow Tenant entry into the underground parking area. If any of the key cards issued to Tenant are lost, Landlord shall charge Tenant the sum of Fifty Dollars ($50.00) for each replacement card issued.

          (c) RIGHT TO CHANGE COMMON AREAS. Landlord may do and perform such acts in and to the Common Areas as, Landlord, in its good business judgment, shall determine to be advisable. Landlord hereby reserves the right to make alterations, additions, deletions or changes in the Common Area, including, but not limited to, changes in its size and configuration.

     10.  BUILDING SERVICES.

          (a) ELECTRIC. Landlord shall provide electric power to the Premises. Electric power furnished by Landlord is intended to be that consumed in normal office use during Normal Business Hours for lighting, heating, ventilating, air conditioning and operating all office equipment. Landlord reserves the right, if Tenant's consumption of electricity exceeds that required for normal office use during Normal Business Hours, to include a charge for such electricity as rent. Such charge shall be based upon the average cost per unit of electricity for the Building applied to the excess use as determined by an independent engineer selected by Landlord, or at Landlord's option, to be determined by a submeter to be furnished and installed at Tenant's expense. If Tenant refuses to pay upon demand of Landlord such excess charges, such refusal shall constitute a breach of the obligation to pay rent under this Lease and shall entitle Landlord to the rights granted in this Lease for such breach. Tenant shall use strict care and caution to ensure that all electricity is carefully shut off to prevent waste or damage.

          (b) WATER. Landlord shall provide water for drinking, lavatory and toilet purposes from the regular Building supply (at the prevailing temperature) through fixtures installed by Landlord (or by Tenant with Landlord's prior written consent); provided that Tenant shall reimburse Landlord, at rates fixed by Landlord, for water used by Tenant for supplementary air-conditioning or refrigerating installed by or for Tenant and for any other water used by Tenant (except for public drinking water and public lavatory use).

          (c) AIR-CONDITIONING AND HEAT. Landlord shall provide air conditioning and heat to the Premises for comfortable occupancy during Normal Business Hours, subject at all times, however, to restrictions placed upon Landlord by any duly constituted governmental agency and/or by any utility supplier. Tenant shall cooperate fully with Landlord to assure the effective operation of the Building's air-conditioning and heating systems, including the closing of venetian blinds and drapes, and if windows are operable, to keep them closed when the air-conditioning or heating system is in use. Tenant shall not use any apparatus or device in, upon or about the Premises that in any way may increase the amount of such services usually furnished or supplied to tenants in the Building, and Tenant shall not connect any apparatus or device with the conduits or pipes, or other means by which such services are supplied for the purpose of using additional or unusual amounts of such services, without the prior written consent of Landlord. If Tenant uses such services under this provision to excess, Landlord reserves the right to charge Tenant for such services, as rent. If Tenant refuses to make payment upon demand of Landlord, such excess charge shall constitute a breach of the obligation to pay rent under this Lease and shall entitle Landlord to the rights granted in this Lease for such breach.

          (d) JANITOR SERVICE. Landlord shall provide janitor service in and about the Premises and the Building at the end of each Monday, Tuesday, Wednesday and Thursday, and at Landlord's option, at the end of either
     Sunday or Friday, except for Holidays (as hereinafter defined).   Tenant
     shall not provide any janitor service without Landlord's prior written consent. If Landlord consents to janitor service provided by Tenant, the same shall be subject to Landlord's rules and regulations and to Landlord's supervision, but at Tenant's sole cost and expense (without reduction in Base Rent or Additional Rental). Landlord shall further provide carpet cleaning in the Common Areas and window cleaning at such times as Landlord, in its sole opinion, considers that such cleaning is necessary. Each Tenant shall cooperate with any janitor service in keeping the Premises neat and clean. Landlord shall be in no way responsible to Tenant, its agents, employees or invitees, for any loss of property within the Premises or for any damage to property thereon, from any cause.

          (e) ELEVATOR SERVICE. If the Building contains elevators, Landlord shall provide passenger elevator during Normal Business Hours.

          (f) INTERRUPTION OF SERVICES. Tenant hereby acknowledges that any one or more of the utilities or building services specified in this Paragraph 10 may be interrupted or diminished temporarily by Landlord or other persons until certain repairs, alterations or other improvements to the Premises or other parts of the Property can be made or by any event or cause which is beyond Landlord's reasonable control, including, without limitation, any ration or curtailment of utility services; that Landlord does not represent, warrant or guarantee to Tenant the continuous availability of such utilities or building services; and that any such interruption shall not be deemed or construed to be an interference with Tenant's right of possession, occupancy or use of the Premises, shall not render Landlord liable to Tenant for damages or entitle Tenant to any reduction of Base Rental, and shall not relieve Tenant from its obligation to pay Base Rental and to perform its other obligations under this Lease.

          (g) ENERGY CURTAILMENT. Landlord and Tenant specifically acknowledge that energy shortages in the region in which the Property is located may from time to time necessitate reduced or curtailed energy consumption on the Property. Tenant shall comply with all such rules and regulations as may be promulgated from time to time by any governmental authority with respect to energy consumption, and during such period of time as such governmental authority may so require, Tenant shall reduce or curtail operations in the Premises as shall be directed by Landlord or such governmental authority. Compliance with such rules and regulations and/or such reduction or curtailment of operation shall not constitute a breach of Landlord's covenant of quiet enjoyment or otherwise invalidate or affect this Lease, and Tenant shall not be entitled to any diminution or abatement in Base Rental during the periods of reduction or curtailment of operations.

          (h) NORMAL BUSINESS HOURS. For purposes of this Lease, "Normal Business Hours" shall mean 8:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturday and not including Sundays and Holidays.

          (i) HOLIDAYS. For purposes of this Lease, Holidays shall mean New Year's Day, Memorial Day, Fourth of July, Labor Day, Thanksgiving and Christmas.

     11. ESTOPPEL CERTIFICATES. Within ten (10) days after written request by Landlord, Tenant shall execute, acknowledge and deliver to Landlord or to Landlord's mortgagee, a prospective purchase of the Property or any part thereof, an estoppel certificate, in form and substance substantially similar to that attached as Exhibit E and incorporated herein by reference. Tenant shall make such modifications to such estoppel certificate as may be necessary to make such certificate true and accurate, it being intended that any such statement delivered pursuant to this Paragraph 11 may be relied upon by any such mortgagee, prospective mortgagee, prospective purchaser, or land lessor of the Property. If Tenant fails to provide such estoppel certificate with ten (10) days after Landlord's request, Tenant shall be deemed to have approved the contents of any such certificate submitted to Tenant by Landlord and by Landlord is hereby authorized to so certify.

     12.  INDEMNIFICATION; WAIVER OF CLAIMS.

          (a) Tenants shall protect, indemnify and hold harmless Landlord, its agents, servants, employees, officers, directors and partners forever against and from (i) any penalty, damages, charges or costs imposed or resulting from any violation of any law, order or ordinance of any governmental agency, or by the use and occupancy of the Premises by Tenant, whether occasioned by the neglect of Tenant or those holding under Tenant;
     (ii) all claims, losses, costs, damages and expenses, including attorneys' fees, arising out of or from any accident or other occurrence on or about the Premises or the Property causing injury to any person or property, except caused by the negligent or intentional act or omission of Landlord or its servants, agents or employees; (iii) all claims, losses, costs, damages and expenses, including attorneys' fees, arising out of any failure of Tenant in any respect to comply with or perform all the requirements and provisions of this Lease or arising out of any use of the Premises or the Property by Tenant or any one claiming by, through or under Tenant.

          (b) Landlord shall not be liable for, and Tenant hereby waives all claims against Landlord, (i) for any and all damages or loss to fixtures, equipment or other property of Tenant and its servants, agents, employees, contractors, suppliers, invitees, patrons and guests, in, upon or about the Premises or the Property, or (ii) for injury or death to any person, occurring in, upon or about the Premises or the Property, resulting from any cause whatever (except caused by the negligent or intentional act or omission of Landlord or its servants, agents or employees), including, but not limited to, water, snow, frost, ice, explosion, failing plaster, fire or gas, smoke or other fumes, nor by reason of the leaking, breaking, backing up or other malfunction of any lines, wires, pipes, tanks, boilers, lifts or any other appurtenances, regardless by whom installed or maintained (Tenant hereby expressly assuming all responsibility for the safety and security of the person and property of Tenant, and its servants, agents, employees, contractors, suppliers, invitees, patrons and guests, while in, upon or about the Premises). The occurrence of any event described in this Paragraph 12 shall not constitute a breach of Landlord's covenant of quiet enjoyment set forth in Paragraph 17.

          (c) Landlord shall protect, indemnify, and hold harmless Tenant, its agents, servants, employees, officers, directors and partners forever against and from (i) any penalty, damages, charges or costs imposed or resulting from any violation of any law, order or ordinance of any governmental agency, or by the use and occupancy of the Property by Landlord, whether occasioned by the neglect of Landlord or those holding under Landlord; (ii) all claims, losses, costs, damages and expenses, including attorney's fees, arising out of or from any accident or other occurrence on or about the Property causing injury to any person or property, except caused by the negligent or intentional act or omission of Tenant or its servants, agents or employees; (iii) all claims, losses, costs, damages and expenses, including attorneys' fees, arising out of any failure of Landlord in any respect to comply with or perform all the requirements ad provisions of this lease or arising out of any use of the Property by Landlord or any one claiming by, through or under Landlord.

          (d) Tenant shall not be liable for, and Landlord hereby waives all claims against Tenant, (i) for any and all damages or loss to fixtures, equipment or other property of Landlord and its servants, agents, employees, contractors, suppliers, invitees, patrons and guests, in, upon or about the Property, or (ii) for injury or death to any person, occurring in, upon or about the Property, resulting from any cause whatever (except caused by the negligent or intentional act or omission of Tenant or its servants, agents or employees), including, but not limited to, water, snow, frost, ice, explosion, falling plaster, fire or gas, smoke or other fumes, nor by reason of the leaking, breaking, backing up or other malfunction of any lines, wires, pipes, tanks, boilers, lifts or any other appurtenances, regardless of whom installed or maintained (Landlord hereby expressly assuming all responsibility for the safety and security of the persons and property of Landlord, and its servants, agents, employees, contractors, suppliers, invitees, patrons and guests, while in, upon or about the Property).

     13.  INSURANCE.

          (a) TENANT'S INSURANCE. Tenant, at its sole cost and expense, shall carry during the entire Term of this lease, the following types of insurance:

               (i) Commercial general liability insurance against injuries to persons occurring in, upon or about the Premises, with minimum coverage of Five Million Dollars ($5,000,000.00) per occurrence and Five Million Dollars ($5,000,000.00) aggregate coverage per one (1) accident or disaster, and One Million Dollars ($1,000,000.00) for property damage;

               (ii) Fire, extended coverage, vandalism and malicious mischief, and sprinkler damage and all-risk insurance coverage on all personal property, trade fixtures, floor coverings, wall coverings, furnishings, furniture, and contents for their full insurable value on a replacement cost basis;

               (iii) Business interruption insurance, against loss or damage resulting from the same risks as are covered by the insurance mentioned in subparagraph (i) above in an amount equal to the aggregate of one (1) year's requirement of (A) Base Rental, (B) the amount payable by Tenant for Additional Rental as provided in subparagraph 3(b), and (C) insurance premiums necessary to comply with this Paragraph 13; and

               (iv) Workers' Compensation or other insurance, if and to the extent required by law and in form and amounts required by law.

          (b) LANDLORD AS ADDITIONAL INSURED. All such insurance required to be maintained by Tenant shall name Landlord as an additional insured and shall be written with a company or companies reasonably satisfactory to Landlord, having a policyholder rating of at least "A" and be assigned a financial size category of at least "Class XIV" as rated in the most recent edition of "Best's Key Rating Guide" for insurance companies, and authorized to engage in the business of insurance in the state in which the Premises are located. Tenant shall deliver to Landlord copies of such policies and customary insurance certificates evidencing such paid-up insurance. Such insurance shall further provide that the same may not be canceled, terminated or modified unless the insurer gives Landlord and Landlord's mortgagee(s) at least sixty (60) days' prior written notice thereof.

          (c) LANDLORD'S INSURANCE. Landlord shall maintain in force, at all times during the Term of this Lease, a policy or policies of fire insurance to the extent of at least eighty percent (80%) of the insurable value of the Building.

          (d) INCREASE IN PREMIUMS. If insurance premiums payable by Landlord or any other tenant are increased as a result of any breach of Tenant's obligations under this Lease or as a result of Tenant's use and occupancy of the Premises, Tenant shall pay to Landlord an amount equal to any increase in such insurance premiums.

     14. WAIVER OF SUBROGATION. Neither Landlord nor Tenant shall be liable to the other for any business interruption or any loss or damage to property or in any manner growing out of or connected with Tenant's use and occupation of the Premises, the Building or the Property or the condition thereof, or of the adjoining property, whether or not caused by the negligence or other fault of Landlord or Tenant or of their respective agents, employees, subtenants, licensees or assignees; provided, however, that this release shall apply only to the extent that such business interruption or loss or damage is covered by insurance, regardless of whether such insurance is payable to or protects Landlord or Tenant or both. Nothing in this Paragraph 14 shall be construed to impose any other or greater liability upon either Landlord or Tenant than would have existed in the absence hereof. Because this Paragraph 14 will preclude the assignment of any claim mentioned in it by way of subrogation (or otherwise) to an insurance company (or any other person), each party to this Lease agrees immediately to give to each insurance company that has issued to its policies of fire and extended coverage insurance, written notice of the terms of the mutual waivers contained in this paragraph, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages because of the mutual waivers contained in this Paragraph 14.

     15. HOLDING OVER. If Tenant retains possession of the Premises or any part thereof after the termination of this Lease, Tenant shall, from that day forward, be a tenant from month to month and Tenant shall pay Landlord rent at two (2) times the monthly rate in effect immediately prior to the termination of this Lease for the time the Tenant remains in possession. No acceptance of rent by, or other act or statement whatsoever on the part of the Landlord or its agent or employee, in the absence of a writing signed by the Landlord, shall be construed as an extension of or as a consent for further occupancy. Tenant shall indemnify Landlord for all damages, consequential as well as direct, sustained by reason of Tenant's retention of possession. The provisions of this Paragraph 15 do not exclude pursuit of Landlord's right of re-entry or any other right hereunder.

     16.  ASSIGNMENT AND SUBLEASE.

          (a) PROHIBITION. Tenant shall not assign, convey, mortgage, pledge, encumber or otherwise transfer this Lease or any interest therein, sublet the Premises or any part thereof, or permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant, without receiving Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Any purported transfer, encumbrance, pledge, mortgage, assignment or subletting not in compliance herewith shall be void and of no force or effect. In the event of any assignment, subletting, transfer or occupancy by someone other than Tenant, whether or not expressly or impliedly approved by Landlord, Tenant shall, nevertheless, at all times, remain fully responsible and jointly and severally liable for the payment of the rent and for compliance with all other obligations imposed upon Tenant under the terms, provisions and covenants of this Lease. Any assignment or sublease shall contain a provision whereby the assignee or subtenant agrees to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent applicable, and Tenant shall deliver to Landlord, promptly after execution, an executed copy of each assignment or sublease and an agreement of compliance by each assignee or subtenant. Any sublease shall also contain a provision that in the event of default by Tenant hereunder and a termination of this Lease by Landlord, such subtenant shall, at Landlord's option, attorn to Landlord as if Landlord were the lessor under the sublease.

          (b) OPTION TO CANCEL. Upon receipt of Tenant's written request for Landlord's consent to subletting, assignment, transfer or occupancy by someone other than Tenant, Landlord shall have the option to cancel this Lease as of the date the requested subletting, assignment, transfer or occupancy by someone other than Tenant is to be effective. Landlord shall exercise its option to cancel this Lease by written notice to Tenant within thirty (30) days after Landlord receives Tenant's request for Landlord's consent.

          (c) RIGHT TO COLLECT RENTS DIRECTLY. Upon the occurrence of an "event of default" as set forth in Paragraph 21 hereof, if all or any part of the Premises is then assigned, sublet, transferred or occupied by someone other than Tenant, then, in addition to any other remedies provided in this Lease or provided by law, Landlord, at its option, may collect directly from the assignee, subtenant, transferee or occupant all rent becoming due to Tenant by reason of the assignment, sublease, transfer or occupancy. Any collection directly by Landlord from the assignee or subtenant shall not be construed to constitute a novation or a release of Tenant from the further performance of its obligations under this Lease.

          (d) EXCESS RENT. If Tenant assigns this lease or sublets all or a portion of the Premises for an amount in excess of the Base Rental, additional rental and other charges (or the pro rata share of all such rental in the case of a sublease of a portion of the Premises), the Tenant shall pay to Landlord, as rent, one hundred percent (100%) of such excess received by Tenant.

     17. QUIET ENJOYMENT. If Tenant shall pay the rents and other sums due to be paid by Tenant hereunder as and when the same become due and payable, and if Tenant shall keep, observe and perform, Tenant shall, at all times during the Term herein granted, peacefully and quietly have and enjoy possession of the Premises without any encumbrance or hindrance by, from or through Landlord, except for regulations imposed by any governmental or quasi-governmental agency on the occupancy of Tenant or the conduct of Tenant's business operations.

     18.  COMPLIANCE WITH LAWS AND WITH RULES AND REGULATIONS.

          (a) LAWS. Tenant, at its sole cost and expense, shall procure any permits and licences required for the transaction of Tenant's business in the Premises. Tenant, at its sole cost and expense, shall promptly observe and comply with all present and future laws, ordinances, requirements, orders, directives, rules and regulations of all state, federal, municipal and other agencies or bodies having jurisdiction relating to the use, condition and occupancy of the Premises, the Building and the Property at any time in force, applicable to the Premises or to

     Tenant's use thereof, except that Tenant shall not be under any obligation to comply with any law, ordinance, rule or regulation requiring any structural alteration of the Premises, unless such alteration is required because of a condition that has been created by, or at the instance of, Tenant, or is required by reason of a breach of any of Tenant's covenants and agreements under this Lease. Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of any panels, decoration, office fixtures, railing, ceiling, floor covering, partitions, or any other property installed in the Premises by Tenant.

          (b) RULES AND REGULATIONS. Tenant shall comply with all rules and regulations for the Building, which current rules and regulations are attached hereto as Exhibit F and with such reasonable modifications thereof and additions thereto as Landlord may make hereafter, from time to time. Notwithstanding anything contained in this Lease, Landlord shall not be responsible nor liable to Tenant, it agents, representatives, employees, invitees or licensees, for the nonobservance by any other tenant of any rules and regulations.

     19.  FIRE AND CASUALTY.

          (a) If the Premises or the Building or any substantial part of either is damaged or destroyed by fire or other casualty, cause or condition whatsoever, and such damage or destruction cannot be repaired within one hundred twenty days (120) days, Landlord or Tenant may terminate this Lease, by written notice to the other party given within thirty (30) days after such damage. If the Premises are damaged or destroyed or access thereto or use thereof is affected by the damage, then Landlord's or Tenant termination shall be effective as of the date of such damage; otherwise said termination shall be effective thirty (30) days after such notice.

          (b) If the Common Areas in the Building are damaged or destroyed by fire or other casualty, cause or condition whatsoever, to such an extent as to substantially interfere with Tenant's use of the Premises or if the Premises or a substantial part thereof are made untenantable, and such damage or destruction cannot be repaired within one hundred twenty (120) days, then Tenant may terminate this Lease by giving written notice to Landlord within thirty (30) days after such damage, said termination to be effective as of the date of such damage.

          (c) Unless this Lease is terminated as herein above provided, Landlord shall proceed with due diligence to restore, repair and replace the Premises and the Building to the same condition as they were in as of the Commencement Date. Provided such damage or destruction was not caused or contributed to by an intentional act or negligence of Tenant, its agents, employees, invitees or those for whom Tenant is responsible, from and after the date of such damage to date of completion of said repairs, replacements and restorations, a just proportion of the rent shall abate according to the extent the full use and enjoyment of the Premises are rendered impossible by reason of such damage. Landlord shall be under no duty to restore any alterations, improvements or additions made by Tenant. In all cases, due allowance shall be given to Landlord for any reasonable delays caused by adjustment of insurance loss, strikes, labor difficulties or any cause beyond Landlord's control.

     20.  EMINENT DOMAIN

          (a) If all the Premises or a substantial part thereof shall be taken for any public or quasi-public use under any statute or by rights of eminent domain or by private purchase in lieu thereof, this Lease shall terminate as of the date of vesting of title. Landlord shall be entitled to receive the entire award paid for such taking or condemnation, Tenant hereby assigning to Landlord all Tenant's rights, title and interest therein, if any. Nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for the taking of personal property or fixtures belonging to Tenant, for the interruption of or damage to Tenant's business or for Tenant's moving expenses but only if such award shall be in addition to the award for the Property and the Building (or portion thereof) containing the Premises.

          (b) If fifty percent (50%) or more of the Building other than the Premises shall be condemned, taken or purchased in lieu thereof, then Landlord may terminate this Lease by notifying Tenant of such termination within sixty (60) days after the date of vesting of title. This Lease shall expire on the date specified in such notice of termination, which date shall be not less than sixty (60) days after the giving of such notice. The rent hereunder shall be apportioned as of such termination date.

          (c) If more than thirty percent (30%) of the surface parking area of the Property is condemned, taken or purchased in lieu thereof, either party shall have the right to terminate this Lease upon giving written notice to the other party within thirty (30) days of such taking and this Lease shall terminate thirty (30) days after the date of such notice.

          (d) Any such taking, condemnation or temporary requisition which does not result in a termination of this Lease, as hereinbefore provided in this Paragraph 20, shall not be cause for any reduction or diminution of the rental payment hereunder.

     21.  DEFAULT.

          (a) If (i) Tenant fails to pay within five (5) days after notice any rent, or any other sums required to be paid hereunder by Tenant; or (ii) Tenant defaults in the performance or observance of any other agreement or condition on its part to be performed or observed, and Tenant shall fail to cure said default within twenty (20) days after receipt of written notice thereof by Landlord within such longer period of time as may be required to cure so long as Tenant commences such cure within twenty (20) days and diligently proceeds to cure, Tenant files a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking any arrangement, composition, liquidation or dissolution under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors or seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or of the Premises, or makes any general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due; or (iv) a court enters ;an order, judgment or decree approving a petition filed against Tenant seeking any arrangement, composition, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such order, judgment or decree shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive); or (vi) Tenant fails to operate or closes its business upon the Premises, for reasons other than fire or other casualty or condemnation, for a period of fifteen (15) consecutive days; or (vii) Tenant abandons or vacates the Premises; then in any such event and at any time thereafter, Landlord may, without further notice to Tenant, and in addition to and not in lieu of any other rights or remedies available to Landlord at law or in equity, exercise any one or more of the following rights:

               (i) Landlord may (A) terminate this Lease and the tenancy created hereby by giving notice of such election to Tenant, and (B) reenter the Premises, by summary proceedings or otherwise, remove Tenant and all other persons and property from the Premises and store such property in a public warehouse or elsewhere at the sole cost and expense of and for the account of Tenant without Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby.

               (ii) Landlord may reenter and take possession of the Premises, without terminating this Lease and without relieving Tenant of its obligations under this Lease, and divide or subdivide the Premises in any manner Landlord may desire and lease or let the Premises or portions thereof, alone or together with other premises, for such term or terms (which may be greater or less than the balance of the remaining portion of the Term of this Lease) and on such terms and conditions (which may include concessions or free rent and alterations of the Premises) as Landlord, in its discretion, may determine.

          (b) If this Lease is terminated by Landlord pursuant to this Paragraph 21, Tenant nevertheless shall remain liable for any Base Rental, Additional Rental, Other Charges required to be paid hereunder and damages that may be due or sustained prior to such termination, and for all reasonable costs, fees and expenses incurred by Landlord in pursuit of its remedies hereunder, including attorneys', brokers' and other professional fees (all such rents, damages, costs, fees and expenses being referred to herein collectively as "Termination Damages") plus additional damages (the "Liquidated Damages") which are hereby stipulated to be equal to the present value of Base Rental, Additional Rental and Other Charges required to be paid hereunder that, but for termination of this Lease, would have become due during the remainder of the Term, plus the unamortized portion of tenant inprovements and leasing commissions, less the fair market rental rate for the remainder of the Term of this Lease discounted at the current five (5) year treasure bill rate. Termination Damages and Liquidated Damages shall be due and payable immediately upon demand by Landlord following any termination of this Lease pursuant to this Paragraph 21.

          (c) If Landlord reenters and takes possession of the Premises pursuant to this Paragraph 21, without terminating this Lease, and relets the Premises or any part thereof (which Landlord shall have no obligation to do), the net rentals from such letting shall be applied first to the costs, fees and expenses incurred by Landlord in pursuit of its remedies hereunder, including attorneys', brokers' and other professional fees, in renting the Premises or part thereof to others from time to time (including the cost and expense of making such improvements to the Premises as may be necessary, in Landlord's sole discretion, to enable Landlord to relet same). The balance, if any, shall be applied by Landlord from time to time on account of the rent and other payments due from Tenant hereunder, with the right reserved to Landlord to bring such actions or proceedings for the recovery of any deficits remaining unpaid as Landlord may deem favorable from time to time without being obligated to await the end of the Term for the final determination of Tenant's account. Any balance remaining, however, after full payment and liquidation of Tenant's account as aforesaid shall be paid to Tenant with the right reserved to Landlord at any time to give notice in writing to Tenant of Landlord's election to cancel and terminate this Lease and the giving of such notice and the simultaneous payment by Landlord to Tenant of any credit balance in Tenant's favor that may at the time be owing to Tenant shall constitute a final and effective cancellation and termination of this Lease and the obligations hereunder on the part of either party to the other. Landlord shall not be liable for, nor shall Tenant's obligations be diminished by reason of, any failure by Landlord to relet the Premises or any failure of Landlord to collect any rent due upon such reletting.

          (d) Upon the termination of this Lease or of Tenant's right to possession of the Premises by lapse of time or earlier termination as herein provided, Tenant shall remove its property from the Premises. Any such property of Tenant not removed from the Premises by Tenant within thirty (30) days after the end of the term or of Tenant's right to possession of the Premises, however terminated, whichever occurs earlier, shall be conclusively deemed to have been forever abandoned by Tenant and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit.

          (e) Notwithstanding anything contained herein, if Landlord shall have given written notice of three (3) defaults in any twelve (12) month period, no further prior notice by Landlord shall be required for Landlord to declare this Lease to be in default.

          (f) If Tenant at any time fails to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may, but shall not be obligated to, and after reasonable notice or demand and without waiving or releasing Tenant from any obligations under this Lease, make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith to pay expenses and employ counsel. Tenant shall pay upon demand all of Landlord's costs, charges and expenses, including the fees of counsel, agents and others retained by Landlord, incurred in enforcing Tenant's obligations hereunder or incurred by Landlord in any litigation, negotiations or transactions in which Tenant causes Landlord, without Landlord's fault, to become involved or concerned, which amount shall be deemed to be rent due and payable by Tenant, upon demand by Landlord, and Landlord shall have the same rights and remedies for the nonpayment thereof, as in the case of default in the payment of rent.

          (g) All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law. In addition to the other remedies in this Lease provided, Landlord shall be entitled to the restraint by injunction of the violation or attempted violation of any of the covenants, agreements or conditions of this Lease.

     22. WAIVER OF DEFAULT OR REMEDY. No waiver of any covenant or condition or of the breach of any covenant or condition of this Lease shall be taken to constitute a waiver of any subsequent breach of such covenant or condition nor to justify or authorize the nonobservance of any other occasion of the same or of any other covenant or condition hereof, nor shall the acceptance of rent by Landlord at any time when Tenant is in default under any covenant or condition hereof be construed as a waiver of such default or of Landlord's right to terminate this Lease on account of such default, nor shall any waiver or indulgence granted by Landlord to Tenant be taken as an estoppel against Landlord, it being expressly understood that if at any time Tenant shall be in default in any of its covenants or conditions hereunder an acceptance by Landlord of rental during the continuance of such default or the failure on the part of Landlord promptly to avail itself of such rights or remedies as Landlord may have, shall not be construed as a waiver of such default, but Landlord may at any time thereafter, if such default continues, terminate this Lease or assert any other rights or remedies available to it on account of such default in the manner hereinbefore provided.

     23. LANDLORD'S LIEN. As security for Tenant's payment of rent, damages and all other payments required to be made by Tenant pursuant to this Lease, Tenant hereby grants to Landlord a lien upon all property of Tenant now or subsequently located upon the Premises. If Tenant abandons or vacates any substantial portion of the Premises or is in default in the payment of any rental, if such default is not cured within applicable notice or cure periods damage or other payments required to be made pursuant to this Lease, Landlord may enter upon the Premises, by force if necessary, and take possession of all or any part of the personal property, and may sell all or part of the personal property at a public or private sale, in one or successive sales, with or without notice, to the highest bidder for cash, and, on behalf of Tenant, sell and convey all or part of the personal property delivering to the highest bidder all of Tenant's title and interest in the personal property sold. The proceeds of the sale of the personal property shall be applied by Landlord toward the cost of the sale and then toward the payment of all sums then due by Tenant to Landlord pursuant to the terms of this Lease.

     25. FORCE MAJEURE. If Landlord or Tenant shall be delayed, hindered in or prevented from the performance of any act required hereunder (other than the payment of rent and other charges payable by Tenant) by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, riots, insurrection, the act, failure to act or default of the other party, war or any other reason beyond the reasonable control of the party who is seeking additional time for the performance of such act, then performance of such act shall be excused for the period of the delay and the period for the performance of such act shall be extended for a reasonable period, in no event to exceed a period equivalent to the period of such delay. No such interruption of any service to be provided by Landlord shall ever be deemed to be an eviction, actual or constructive, or disturbance of Tenant's use and possession of the Premises, the Building or the Property.

     26.  SUBORDINATION OF LEASE.

          (a) Landlord reserves the right and privilege to subject and subordinate this Lease to any and all mortgages, deeds of trust or land leases now existing upon or that may be hereafter placed upon the Premises and the Property and to all advances made or to be made thereon and all renewals, modifications, consolidations, replacements or extensions thereof and if such right is exercised, the lien of any such mortgages, deeds of trust or land leases shall be superior to all rights hereby or hereunder vested in Tenant, to the full extent of all sums secured thereby. In confirmation of such subordination, Tenant shall, on request of Landlord or the holder of any such mortgages, deed(s) of trust and land leases, execute and deliver to Landlord within ten (10) days any instrument that Landlord or such holder may reasonably request.

          (b) If the interest of Landlord under this Lease shall be transferred by reason of foreclosure, deed in lieu of foreclosure, or other proceedings for enforcement of any first mortgage or deed of trust on the Premises, Tenant shall be bound to the transferee (the "Purchaser") under the terms, covenants and conditions of this Lease for the balance of the Term remaining, and any extensions or renewals, with the same force and effect as if the Purchaser were the landlord under this Lease, and at the option of Purchaser, Tenant shall attorn to the Purchaser (including the mortgagee under any such mortgage, if it be the Purchaser), as its landlord, the attornment to be effective and self-operative without the execution of any further instruments upon the Purchaser succeeding to the interest of Landlord under this Lease. The respective rights and obligations of Tenant and the Purchaser upon the attornment, to the extent of the then remaining balance of the Term of this Lease, and any extensions and renewals, shall be and are the same as those set forth in this Lease.

     27. NOTICES AND CONSENTS. All notices, demands, requests, consents and approvals that may or are required to be given by either party to the other shall be in writing and shall be deemed given when sent by United States certified or registered mail, postage prepaid, or by overnight courier (a) if for Tenant, addressed to Tenant at the Building, or at such other place as Tenant may from time to time designate by notice to Landlord, or (b) if for Landlord, addressed to Trammell Crow Company, 301 Congress Avenue, Suite 1300, Austin, Texas 78701 Attention: Stan Erwin with a copy to Landlord, c/o OTR, 275 East Broad Street, Columbus, Ohio 43215, Attention: Real Estate Manager, or at such other place as Landlord may from time to time designate by notice to Tenant. All consents and approvals provided for herein must be in writing to be valid. Notice shall be deemed to have been given if addressed and mailed as above provided on the date two (2) days after deposit in the United States mail or one (1) day after deposit with an overnight courier.

     28.  SECURITY DEPOSIT.

          (a) Tenant has deposited with Landlord the sum of TEN THOUSAND ONE HUNDRED SEVENTY ONE DOLLARS & 95/100 ($10,171.95) as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of rent, Landlord may use, apply or retain all or any part of this security deposit for the payment of any rent or any other sum in default or for the payment of any other amount that Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss, cost or damage that Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a default under this Lease. Landlord shall not, unless otherwise required by law, be required to keep this security deposit separate from Landlord's general funds, nor pay interest to Tenant. If Landlord is required by law to maintain said deposit in an interest bearing account, Landlord will retain the maximum amount permitted under applicable law as a bookkeeping and administrative charge. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last transferee of Tenant's interest hereunder) at the expiration of the Lease Term and upon Tenant's vacation of the Premises. In the event of bankruptcy or other debtor-creditor proceedings against Tenant, such security deposit shall be deemed to be applied first to the payment of rent and other charges due Landlord for all periods prior to filing of such proceedings.

          (b) Landlord may deliver the security deposit to the purchaser of Landlord's interest in the Premises in the event that such interest be sold and thereupon Landlord shall be discharged from any further liability with respect to such deposit, and this provision shall also apply to any subsequent transferees of Landlord.

     29. MISCELLANEOUS TAXES. Tenant shall pay, prior to delinquency, all taxes assessed against or levied upon its occupancy of the Premises, or upon the fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises, if nonpayment thereof shall give rise to a lien on the Premises, and when possible Tenant shall cause said fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the property of Landlord. In the event any or all of Tenant's fixtures, furnishing, equipment and other personal property, or upon Tenant's occupancy of the Premises, shall be assessed and taxed with the property of Landlord, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's fixtures, furnishings, equipment or personal property.

     31. BROKERAGE COMMISSION. Except for any broker, agent or other person named below, Landlord and Tenant represent and warrant each to the other that each has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction. Landlord hereby agrees to pay to TRAMMEL CROW MANAGEMENT COMPANY, INC. ("Agent") a leasing commission as set forth in that certain Property Management Agreement between Landlord and Agent. Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person (including, without limitation, Co-op Broker) claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. The provisions of this Paragraph 31 shall survive the termination of this Lease.

     32.  HAZARDOUS DEVICES AND CONTAMINENTS.

          (a) PROHIBITION. Except with the prior written consent of Landlord, Tenant shall not install or operate any steam or internal combustion engine, boiler, machinery, refrigerating or heating device or air-conditioning apparatus in or about the Premises, or carry on any mechanical business therein. Except for Contaminants (as hereinafter defined) used in the ordinary course of business and in compliance with Requirements of Law (as hereinafter defined), Tenant and its agents, employees, contractors and invitees shall not use, store, release, generate or depose of or permit to be used, stored, released, generated or disposed of any Contaminants on or in the Premises.

          (b) INDEMNIFICATION. Tenant shall indemnify and hold harmless Landlord, its agents, servants, employees, officers and directors forever from and against any and all liability, claims, demands and causes of action, including, but not limited to, any and all liability, claims, demands and causes of action by any governmental authority, property owner or any other third person and any and all expenses, including attorneys' fees (including, but not limited to, attorneys' fees to enforce Tenant's obligation of indemnification under this Paragraph 32(b)), relating to any environmental liability resulting from (i) any Release (as hereinafter defined) of any Contaminant at the Premises or emanating from the Premises to adjacent properties or the surrounding environment during the Term of this Lease; (ii) during the Term of this Lease, any generation, transport, storage, disposal, treatment or other handling of any Contaminant at the Premises, including, but not limited to, any and all off-site transport, storage, disposal, treatment or other handling of any Contaminant generated, produced, used and/or originating in whole or in part from the Premises; and (iii) any activities at the Premises during the Term of this Lease that in any way might be alleged to fail to comply with any Requirements of Law. Provided however, this indemnity shall exclude preexisting conditions, as of the date of this lease, and any such environmental liability to the extent caused by the negligent act of omission of Landlord or its servants, agents or employees.

          (d)  DEFINITIONS.

               (i) "Contaminant" shall mean any substance or waste containing hazardous substances, pollutants, and contaminants as those terms are defined in the federal Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. and any substance similarly defined or identified in any other federal, provincial or state laws, rules or regulations governing the manufacture, import, use, handling, storage, processing, release or disposal of substances or wastes deemed hazardous, toxic, dangerous or injurious to public health or to the environment. This definition includes friable asbestos and petroleum or petroleum-based products.

               (ii) "Requirements of Law" shall mean any federal, state or local law, rule, regulation, permit, agreement, order or other binding determination of any governmental authority relating to the environment, health or safety.

               (iii) "Release" shall have the same meaning as in the federal Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601, et seq.

     33. EXCULPATION. This Lease is executed by certain general partners of Landlord, not individually, but solely on behalf of, and as the authorized nominee and agent for STRBO, and in consideration for entering into this Lease, Tenant hereby waives any rights to bring a cause of action against the individuals executing this Lease on behalf of Landlord (except for any cause of action based upon lack of authority or fraud), and all persons dealing with Landlord must look solely to STRBO's assets for the enforcement of any claim against Landlord, and the obligations hereunder are not binding upon, nor shall resort be had to the private property of any of, the trustees, officers, directors, employees or agents of STRBO.

     34. SIGNS. Tenant shall not display, inscribe, print, paint, maintain or affix on any place in or about the Building any sign, notice, legend, direction, figure or advertisement, except on the doors of the Premises, and then only such name(s) and matter, and in such color, size, place and materials, as shall first have been approved by Landlord in writing. Landlord reserves the right to install and maintain a sign or signs on the exterior or interior of the Building. If Tenant desires, Landlord shall list Tenant on the Building directory board, at Tenant's sole cost and expense.

     35. LOCKS. No additional locks or similar devices shall be attached to any door or window without Landlord's prior written consent. Except for those keys provided by Landlord, no keys for any door shall be made. If more than two keys for one lock are desired, Landlord will provide the same upon payment by Tenant. All keys must be returned to Landlord at the expiration or Termination of this Lease. Tenant shall see that the doors and windows, if operable, of the Premises are closed and securely locked before leaving the Building.

     36. EMPLOYMENT. Tenant shall not contract for any work or service that might involve the employment of labor incompatible with the Building employees or employees of contractors doing work or performing services by or on behalf of Landlord.

     37. PLUMBING. Tenant must observe strict care and caution that all water faucets and water apparatus are shut off before Tenant or its employees leave the Building to prevent waste or damage. Plumbing fixtures and appliances shall be used only for purposes for which constructed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant shall be paid by Tenant and Landlord shall not in any case be responsible therefor.

     38. CERTAIN RIGHTS RESERVED TO LANDLORD. Landlord reserves the following rights:

          (a) To name the Building and to change the name or street address of the Building;

          (b) To designate all sources furnishing sign painting and lettering, ice, drinking water, towels, toilet supplies, shoe shining, vending machines, mobile vending service, catering, and like services used on the Premises or in the Building;

          (c) On reasonable prior notice to Tenant, to exhibit the Premises to prospective tenants during the last twelve (12) months of the Term, and to exhibit the Premises to any prospective purchaser, mortgagee, or assignee of any mortgage on the Property and to others having a legitimate interest at any time during the Term; and

          (d) To install vending machines of all kinds in the Property, including, without limitation, the Premises, and to provide mobile vending service therefor, and to receive all of the revenue derived therefrom; provided, however, that no vending machines shall be installed by Landlord in the Premises nor shall any mobile vending services be provided therefor, unless Tenant so requests.

     39.  MISCELLANEOUS.

          (a) No receipt of money by Landlord from Tenant after the termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises shall reinstate, continue or extend the Terms of this Lease or affect any such notice, demand or suit or imply consent for any action for which Landlord's consent is required.

          (b) The term "Landlord" as used in this Lease, as far as covenants or agreements on the part of Landlord are concerned, shall be limited to mean and include only the owner (or ground lessor, as the case may be) for the time being of the Premises. If the Premises or the underlying lease, if any, be sold or transferred, the seller thereof shall be automatically and entirely released of all covenants and obligations under this Lease from and after the date of conveyance or transfer, provided the purchaser on such sale has assumed and agreed to carry out all covenants and obligations contained in this Lease to be performed on the part of Landlord hereunder, it being hereby agreed that the covenants and obligations, contained in this Lease to be performed on the part of Landlord, hereunder it being hereby agreed that the covenants and obligations contained in this Lease shall be binding under Landlord, its successors and assigns, only during their respective successive period of ownership.

          (c) It is understood that Landlord may occupy portions of the Building in the conduct of Landlord's business. In such event, all references herein to other tenants of the Building shall be deemed to include Landlord as occupant.

          (d) All of the covenants of Tenant hereunder shall be deemed and construed to be "conditions" as well as "covenants" as though the words specifically expressing or implying covenants and conditions were used in each separate instance.

          (e) In the event of variation or discrepancy among counterparts, Landlord's original copy of this Lease shall control.

          (f) This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided that this provision shall in no manner enlarge Tenant's rights of assignment, which right of assignment has been restricted under the foregoing provisions of this Lease.

     40. RELATIONSHIP OF PARTIES. Any intention to create a joint venture, partnership or principal and agent relationship between the parties hereto is hereby expressly disclaimed. This Lease shall create the relationship of landlord and tenant between Landlord and Tenant.

     41. GENDER AND NUMBER. Whenever words are used herein in any gender, they shall be construed as though they were used in the gender appropriate to the context and circumstances, and whenever words are used herein in the singular or plural form, they shall be construed as though they were used in the form appropriate to the context and the circumstances.

     42. TOPIC HEADINGS. Headings and captions in this Lease are inserted for convenience and reference only and in no way define, limit or describe the scope or intent of this Lease nor constitute any part of this Lease and are not to be considered in the construction of this Lease.

     43. COUNTERPARTS. Several copies of this Lease may be executed by all of the parties. All executed copies constitute one and the same Lease, binding upon all parties.

     44. ENTIRE AGREEMENT. This Lease contains the entire understanding between the parties and supersedes any prior understanding or agreements between them respecting the subject matter. No representations, arrangement, or understandings except those fully expressed herein, are or shall be binding upon the parties. No changes, alterations, modifications, additions or qualifications to the terms of this Lease shall be made or be binding unless made in writing and signed by each of the parties.

     45. RECORDING. The parties agree that this Lease shall not be recorded, but a Short Form Lease or Memorandum of Lease, complying in form with applicable state law, shall be executed setting forth the description of the Premises, the Term of this Lease and other pertinent provisions, which Short Form Lease or Memorandum of Lease may be recorded by either party in lieu of recordation of this Lease.

     46. GOVERNING LAW; INVALIDITY OF ANY PROVISIONS. This Lease shall be subject to and governed by the laws of the state in which the Premises are located. If any term or provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the other terms of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

TENANT:                                 LANDLORD:
NOVELLUS SYSTEMS, INC.                  OTR, an Ohio general partnership, acting
                                        as the duly authorized nominee of the
            BOARD OF THE STATE TEACHES RETIREMENT SYSTEM OF OHIO

/s/John P. Root                         By: /s/?
-------------------------------------   ----------------------------------------

                                                       OTR, a general partner
                                        ------------------

Witness:                                Witness:

/s/ Robert E. Standish                  /s/ Pamela J. McCamron
-----------------------------------     ----------------------------------------
5375 Branciforte Dr.                    /s/ Hollie ?

-----------------------------------     ----------------------------------------
Santa Cruz, CA  95065
-----------------------------------

                        CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

STATE OF CALIFORNIA      }
                         }    ss.
COUNTY OF                }

On this 25TH day of APRIL, 1995 Before me, R.E. Standish, Notary Public, personally appeared JOHN P. ROOT

/ / Personally known to me-OR-/X/ proved to me on the basis of satisfactory evidence to be the person /s whose name /s is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacities, and that by his/her/their signature /s on the instrument the person /s or the entity upon behalf of which the person /s acted, executed the instrument.

[SEAL]
          WITNESS my hand and official seal
          /s/ R. E. Standish
          --------------------------------------------
          R. E. Standish, Notary Public

(SEAL)

     THIS CERTIFICATE MUST BE ATTACHED TO THE DOCUMENT DESCRIBED BELOW:

TITLE OR TYPE OF DOCUMENT  LEASE
                           -----------------------------------------------------

NUMBER OF PAGES  THIRTY-SEVEN (37)      DATE OF DOCUMENT  APRIL 25, 1995
                 ------------------                       ----------------------

SIGNER(S) OTHER THAN NAMED ABOVE  OTR
                                  ----------------------------------------------

/ / INDIVIDUAL      /x/ CORPORATE OFFICER(S)      TITLE(S)  TREASURER
                                                            --------------------

/ / PARTNER(S)      / / LIMITED
                    / / GENERAL

/ / ATTORNEY-IN-FACT

/ / TRUSTEE(S)      / / TRUSTOR(S)      / / BENEFICIARY(S)

/ / GUARDIAN/CONSERVATOR

/ / OTHER:
          ----------------------------------------------------------------------

SIGNER IS REPRESENTING: NOVELLUS
                        --------------------------------------------------------

STATE OF OHIO            )
                         )    SS:
COUNTY OF                )


     BE IT REMEMBERED, that on this 26th day of MAY, 1995 before me, the subscriber, a Notary Public, personally appeared the above-named OTR, an Ohio general partnership by STEPHEN A. MITCHELL, a general partner, known to me and known to me to be the person who signed the foregoing instrument as such partner, who acknowledged to me that he signed said instrument as such partner, duly authorized by the partnership so to do, and that the signing of the same was his free act and deed, as such partner, for and on behalf of said partnership, for the uses and purposes therein set forth.

     IN TESTIMONY WHEREOF, I have hereunto subscribed by name and affixed the official seal of my office at COLUMBUS, OHIO, on the day and year last above written.

[SEAL]
                                        Pamela J. McCamron
                                        ----------------------------------------
                                        Notary Public

STATE OF____________     )
                         )    SS:
COUNTY OF __________     )

     BE IT REMEMBERED, that on this ____ day of ___, 19__ before me, the subscriber, a Notary Public, personally appeared the above-named _______________ organized under the laws of the State of _______________ by ___________________, its _________________, known to me to be the person who signed the foregoing instrument as such ___________, who acknowledged to me that ________ signed said instrument as such ___________, duly authorized by the _________________________
of said ___________________ so to do, and that the signing of the same was _____ free act and deed, as such officer, for and on behalf of said _________________, for the uses and purposes therein set forth.

     IN TESTIMONY WHEREOF, I have hereunto subscribed by name and affixed the official seal of my office at ______________, _______________, on the day and year last above written.

                                        ----------------------------------------
                                        Notary Public

                                      EXHIBIT A

                                  [FLOOR PLAN CHART]

                                      EXHIBIT B
                                  LEGAL DESCRIPTION


Lot 1 and a portion of Lot 2 of Crow Industrial Park South, Section Two, Plat Book 81, Page 135, Plat Records of Travis County, Texas, more commonly referred to as 1701 Directors Boulevard, Austin, Texas 78744.

                                      EXHIBIT C

                             COMMENCEMENT DATE AGREEMENT

     THIS COMMENCEMENT DATE AGREEMENT ("Agreement") dated __________, 199_ is between OTR, an Ohio general partnership, whose address is 275 East Broad Street, Columbus, Ohio 43215, acting as the duly authorized nominee of The State Teachers Retirement System of Ohio ("Landlord"), whose address is 275 East Broad Street, Columbus, Ohio 43215, and ____________________________, a ______________
("Tenant") whose address is ________________________________.

                                     WITNESSETH:

     A. Landlord and Tenant executed a certain Lease dated ________, 199_ (the "Lease").

     B. The Lease provides that the Lease will commence on the date that Landlord delivers possession of the Premises (as defined in the Lease) to Tenant.

     C. Landlord and Tenant now desire to set forth in writing the actual date of delivery of the Premises and the actual commencement date of the Lease.

     NOW THEREFORE in consideration of the mutual covenants and promises contained herein and other valuable consideration, the parties agree that the Lease commenced on ___________, 199_ and shall terminate on ___________, ______.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on the day and year first above written.

Signed and Acknowledged                 LANDLORD: OTR, an Ohio general
the Presence of                         partnership acting as the duly
                                        authorized nominee of The State
                                        Teachers Retirement System of Ohio

__________________________________      By: _______________________________
___________________________________
                              ____________________, a general partner

                                        TENANT:

                                        ________________________________________
                                        __________________ a ___________________

___________________________________     By: ____________________________________
___________________________________

                              Its: __________________________________

                                  Exhibit C - Page 1

STATE OF OHIO            )
                         )  SS:
COUNTY OF FRANKLIN       )

     BE IT REMEMBERED, that on this ____ day of ___________, 199_, before me, the subscriber, a Notary Public, personally appeared the above-named OTR, ,a partnership organized under the laws of the State of Ohio, by Stephen A. Mitchell, a general partner, known to me and known to me to be the person who signed the foregoing instrument as such partner, who acknowledged to me that he signed said instrument as such partner, duly authorized by the partnership so to do, and that the signing of the same was his free act and deed, as such partner, for and on behalf of said partnership, for the uses and purposes therein set forth.

     IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed the official seal of my office at Columbus, Ohio, on the day and year last above written.

                                        ----------------------------------------
                                        Notary Public


STATE OF ___________     )
                         )  SS:
COUNTY OF __________     )


     BE IT REMEMBERED, that on this ___ day ___________, 19__, before me, the subscriber, a Notary Public and for said County and State, personally appeared the above-named ________________ organized under the laws of the State of _____________ by _____________________, its _________________, known to me and known to me to be the person who signed the foregoing instrument as such ___________, who acknowledged to me that _______ signed said instrument as such
________, duly authorized by the ____________________ of said __________________
so to do, and that the signing of the same was ______ free act and deed, as such officer, for and on behalf of said _________________, for the uses and purposes therein set forth.

     IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed the official seal of my office at ____________, ____________, on the day and year last above written.


                                        ----------------------------------------
                                        Notary Public

                                  Exhibit C - Page 2

                                      EXHIBIT D
                                 TENANT IMPROVEMENTS

Subject to the conditions hereinafter set forth, Landlord will provide Tenant with an allowance of up to $39,500 for improvements required to the premises the "Tenant Improvement Allowance". This Tenant Improvement Allowance is meant to be comprehensive including but not limited to architectural and engineering fees, actual construction material and labor, and a fee of 5% of the total construction costs to reimburse Landlord for its management of construction and administrative costs. The Landlord neither presumes or insures that this allowance will completely cover the improvements as contemplated by Tenant, but it is the amount of Tenant Finish allowed based on the Basic Rental as proposed. For all purposes hereof, the premises contain 6,916 square feet Net Rentable Area. Tenant recognizes that all improvements to the Premises not paid for directly by Tenant shall remain the property of the Landlord. Landlord will recognize that any improvements that are paid for by Tenant, and evidence is provided of such, which are not considered fixtures and can be removed without damage to the Premises, shall remain the property of Tenant.

                                      EXHIBIT E
                             TENANT ESTOPPEL CERTIFICATE

RE:  Premises:
                              -----------------------------------

     Lease Dated:
                              -----------------------------------

     Amendment(s) Dated:
                              -----------------------------------

     Between                                                      (Landlord)
                              -----------------------------------

     and                                                          (Tenant)
                              -----------------------------------

     Square Footage Leased:
                              -----------------------------------

     Floor(s)/Suite #(s):
                              -----------------------------------

     The undersigned, Tenant under the above-referenced lease ("Lease"), certifies to the following:

1. We have taken possession of and accepted the Premises described above, except as follows:

     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------

2. The lease terms as described below are true and accurate, and the lease is in full force and effect:

     Base Rent:                                                  per year
                         ---------------------------------------

     Expense Stop:                                               per square foot

                         ---------------------------------------

     Escalations:
                         ---------------------------------------

     Free Rent:          ---------------------------------------

     Commencement Date:  ---------------------------------------

     Expiration Date:    ---------------------------------------

     Renewals:           ---------------------------------------

3.   No part of the Premises has been subleased or assigned except as follows:
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------

4.   The rent has been paid through:
                                     -------------------------------------------

5.   The security deposit is
                             ---------------------------------------------------

     There are no tax or insurance escrows
                                           -------------------------------------

6. We are not in default of our obligations under the Lease. Landlord, to the best of our knowledge, is not in default of its obligations under the Lease. There exists no defense or counterclaim to rent or other sums required to be paid by us under or pursuant to the Lease.

If Tenant is a corporation, the undersigned is a duly appointed officer of the corporation signing this certificate and is the incumbent in the office indicated under his/her name. In any event, the undersigned individual is duly authorized to execute this certificate.

Date:                   , 19            Signed:
      ------------------    --                  --------------------------------
                                                       (Signature)

                                        ----------------------------------------
                                                       (Print Name & Title)

                                      EXHIBIT F
                                RULES AND REGULATIONS

The following rules and regulations shall apply, where applicable, to the Property and to each portion thereof:

     (1) Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by tenants or used by any tenant for any purpose other than ingress and egress to and from the premises and for going from one to another party of the Property.

     (2) Plumbing, fixtures and appliances shall be used for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable materials shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or such tenant's agents, employees or invitees shall be paid by such tenant and Landlord shall not in any case be responsible therefor.

     (3) No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other exterior part of the Property (or be visible from any public or common area) unless they are of such color, size and style and in such places as shall be first approved in writing by Landlord. Landlord, at tenant's sole cost and expense, shall install all letters or numerals by or on doors in such tenant's leased premises which letters or numerals shall be in building standard graphics. No nails, hooks or screws shall be driven or inserted in any part of the Building outside the premises except by the Building maintenance personnel nor shall any part of the Building be defaced by tenants. No curtains or other window treatments shall be placed between the glass and the building standard window treatments.

     (4) Landlord shall provide and maintain an alphabetical directory board for all tenants in the first floor (main lobby) of the Building and no other directory shall be permitted unless previously consented to by Landlord in writing.

     (5) Two keys to the locks on the corridor doors entering each tenant's leased premises shall be furnished by Landlord free of charge, with any additional keys to be furnished by Landlord to each tenant, at tenant's cost. Landlord shall provide all locks for other doors in each tenant's leased premises, at the cost of such tenant, and no tenant shall place any additional lock or locks on any door in or to its leased premises without Landlord's prior written consent. All such keys shall remain the property of landlord. Each tenant shall give to Landlord the explanation of the combination of all locks for safe, safe cabinets and vault doors, if any, in such tenant's leased premises.

     (6) With respect to work being performed by tenants in any leased premises with the approval of Landlord, all tenants will refer to all contractors, contractors' representatives and installation technicians rendering any service to them to Landlord for Landlord's supervision, approval and control before the performance of any contractual services. This provision shall apply to all work performed in the Building including, but not limited to, installation of telephones, telegraph equipment, electrical devices and attachments, doors, entranceways, and any and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment and any other physical portion of the Building.

     (7) Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which requires use of elevators or stairways, or movement through the Building entrances or lobby shall be restricted to such hours as Landlord shall designate. All such movements shall be under the supervision of Landlord and in the manner agreed between the tenants and Landlord by prearrangement before performance. Such pre-arrangement initiated by a tenant will include determination by Landlord, and subject to its decision and control, as to the time, method, and routing of movement and as to the limitations for safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building. The tenants are to assume all risks as to the damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for a tenant from time of entering the property to completion of work: and Landlord shall not be liable for acts of any person engaged in, or damage or loss to any of said property or persons resulting from, any act in connection with such service performed for a tenant.

     (8) Landlord shall have the right to prescribe the weight and position of safes and other heavy equipment or items, which shall in all cases, to distribute wight, stand on supporting devices approved by Landlord. All damages done to the Building by the installation or removal of any property of a tenant, or done by a tenant's property while in the Building, shall be repaired at the expense of such tenant. Tenant shall bear all costs incurred by Landlord or Tenant in determining the feasibility or actual installation of any such heavy equipment.

     (9) A tenant shall notify the Building manager when safes or other heavy equipment are to be taken in or out of the Building and the moving shall be done under the supervision o the Building manager after written permission from Landlord. Persons employed to move such property must be acceptable to Landlord.

     (10) Corridor doors, when not in use, shall be kept closed.

     (11) Each tenant shall cooperate with Landlord's employees in keeping its leased premises neat and clean.

     (12) Landlord shall be in no way responsible to the tenants, their agents, employees or invitees for any loss of property from the leased premises or public areas for any damages to any property thereon from any cause whatsoever.

     (13) To ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased area except by persons appointed or approved by Landlord in writing.

     (14) Should a tenant require telegraphic, telephonic, annunciator or other communication service, Landlord will direct the electrician where and how wires are to be introduced and placed and none shall be introduced or placed except as Landlord shall direct. Except as provided in each tenant's lease, electric current shall not be used for heating or nonstandard power requirements without Landlord's prior written permission.

     (15) Tenant shall not make or permit and improper objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

     (16) Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals shall be brought into or kept in, on or about any tenant's leased premises.

     (17) No machinery of any kind shall be operated by tenant on its leased area without the prior written consent of Landlord, nor shall any tenant use or keep in the Building any inflammable or explosive fluid or substance.

     (18) no portion of any tenant's leased premises shall at any time be used or occupied as sleeping or lodging quarters.

     (19) Each tenant and its agents, employees and invitees shall park only in those areas designated by Landlord for parking by such Tenant and shall not park on any public or private streets contiguous to, surrounding or in the vicinity of the Building without Landlord's prior written consent.

     (20) Landlord will not be responsible for lot or stolen property, money or jewelry from tenant's leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

                                      EXHIBIT G
                                  SPECIAL PROVISIONS

     1. Upon the commencement of this Lease, the Lease between Board of the State Teachers Retirement System of Ohio and Novellus Systems, Inc. dated August 31, 1993 shall be terminated effective on this Lease's Commencement Date, and neither Party shall have any further rights, duties or obligations thereunder to the other party for such Lease other than any and all obligations incurred up to the Commencement Date of this Lease.

     2. FIRST RIGHT OF REFUSAL. If, during the primary term of this Lease, all or any part of the remaining space (the "First Refusal Space") on the NINTH
(9TH) floor of the Building consisting of approximately 8,422 square feet of Net Rentable Area shall become available for lease and provided that no default or event of default by or with respect to Tenant then exists hereunder, Tenant shall have the first right and option to lease such additional space as such additional space becomes available for lease by Landlord, subject, however, to any extension, renewal and expansion options which may be contained in the lease agreements between Landlord and other tenants then occupying such additional space. When any such space becomes available for lease by Landlord, Landlord shall first offer to lease such space to Tenant at the First Refusal Rate (as hereinafter defined) and otherwise upon the same terms and conditions as would then be offered by Landlord to unrelated third parties in an arm's-length transaction, said offer to lease such additional space to Tenant to be made in writing by Landlord when such additional spaces become available for lease. The "First Refusal Rate" means the Adjusted Rental per square foot of NRA per annum to be charged to Tenant for the First Refusal Space and shall equal the greater of (a) the Adjusted Rental per square foot of NRA per annum which would then be offered by Landlord to unrelated third parties in an arm's-length transaction or
(b) the same Adjusted Rental per square foot of NRA per annum which then and thereafter applies to the Premises pursuant to this Lease during the remainder of the term of this Lease and any renewal or extension thereof; provided, however, that if the provisions of this subparagraph (b) apply, the term of the lease for the First Refusal Space shall not extend beyond the remaining term of this Lease and any renewal or extension hereof. If, within seven (7) days after Landlord gives Tenant notice of the availability of the First Refusal Space, Tenant does not notify Landlord that Tenant elects to exercise its right to lease all of such space so offered on such terms and conditions, or if Tenant fails to execute a lease on such terms and conditions for such space within twenty (20) days thereafter, then Tenant's rights to lease the First Refusal Space shall terminate and expire. Notwithstanding the foregoing, Tenant's right to lease said space, may not be exercised at any time after Tenant, with or without the consent of Landlord, (A) assigns all or any portion of this Lease or
(B) sublets more than twenty-five percent (25%) of the space located in the Premises for any length of time subsequent to that date which is twelve (12) months prior to when such additional space becomes available for lease, and
(iii) shall not inure to the benefit of any assigns or subtenants of Tenant, whether or not any such assignee or subtenant has been approved by Landlord. Nothing herein shall imply that Tenant may assign or sublet all or any portion of this Lease or the Premises without the prior written consent of Landlord.

     3. CANCELLATION OPTION. Tenant shall have the one time option to cancel this Lease Agreement with an effective date of 07/01/98 by providing the Landlord with notice of such exercise along with notice of Tenant's expansion requirements on or before March 1, 1998 as long as the Landlord is unable to provide "Adequate Expansion Space" within the building, hereby defined as the amount of space in Tenants notice plus or minus 15%. Upon notification of Tenants required expansion, the Landlord shall have 45 days to notify Tenant of their ability to provide or not to provide Adequate Expansion Space, and an additional 120 days to actually provide such space. If the Landlord is unable to provide Adequate Expansion Space, and Tenant subsequently leases new office space from a third party in Austin or the surrounding metropolitan area of at least the amount of space called for in their notification plus the original Lease Premises and provides evidence of such to Landlord, this Lease shall terminate on the effective date 07/01/98.